UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2026

TERADATA CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17095 Via Del Campo
San Diego, California 92127

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	TDC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As Teradata Corporation (“Teradata” or the "Company") announced on February 11, 2026, it had entered into a Cooperation Agreement (the “Cooperation Agreement”) with Lynrock Lake Partners LLC, Lynrock Lake LP, Lynrock Lake Master Fund LP and Cynthia Paul (collectively, the “Stockholder Parties”) and that it expected to elect Melissa Fisher (the “New Director”) to the Board as a Class I director with an initial term expiring at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”) by no later than March 1, 2026, with such appointment conditioned upon the successful completion of her independence and eligibility review and onboarding process, as provided in the Cooperation Agreement.

On February 27, 2026, the Board of Directors (the “Board”) of Teradata approved the following, effective March 1, 2026 (the “Effective Date”):

•the size of the Board will expand from nine to ten directors and Class I of the Board will expand from three to four directors,
•Ms. Fisher is elected as a Class I director with a term expiring at the 2026 Annual Meeting, and
•Ms. Fisher is appointed to serve as a member of both the Audit Committee and the Nominating and Governance Committee of the Board and has been designated as an Audit Committee Financial Expert.

The Board has determined that Ms. Fisher is independent under Teradata’s Corporate Governance Guidelines and the requirements of the New York Stock Exchange and Securities and Exchange Commission. Other than the Cooperation Agreement, there are no arrangements or understandings between Ms. Fisher and any other person pursuant to which she was selected as a director. There are no transactions involving Ms. Fisher that would be required to be reported under Item 404(a) of Regulation S-K.

Ms. Fisher will participate in the non-employee director compensation arrangements under the Teradata Director Compensation Program (the “Program”), as described in Teradata’s proxy statement for its 2025 annual meeting of stockholders, which was filed on March 27, 2025.

In connection with the Cooperation Agreement, Daniel Fishback, a Class I member of the Board will retire from the Board at the end of his current term, which expires at the 2026 Annual Meeting (the “Retirement”). As such, he will not stand for re-election at the 2026 Annual Meeting. Mr. Fishback’s Retirement is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Fishback has served as a director of the Company since 2017 and will continue to serve as a member of the Board and Compensation and People Committee until his Retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADATA CORPORATION

Date: March 2, 2026	By:	/s/ Scot F. Rogers
Scot F. Rogers
Chief Administrative Officer and Secretary